     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 15, 1999


                                                      REGISTRATION NO. 333-74711
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1


                                       TO


                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                      BROCADE COMMUNICATIONS SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                            ------------------------

      CALIFORNIA (PRIOR TO                      7372                           77-0409517
        REINCORPORATION)            (PRIMARY STANDARD INDUSTRIAL            (I.R.S. EMPLOYER
DELAWARE (AFTER REINCORPORATION)     CLASSIFICATION CODE NUMBER)         IDENTIFICATION NUMBER)
 (STATE OR OTHER JURISDICTION OF
 INCORPORATION OR ORGANIZATION)

                             1901 GUADALUPE PARKWAY
                           SAN JOSE, CALIFORNIA 95131
                                 (408) 487-8000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                GREGORY L. REYES
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                      BROCADE COMMUNICATIONS SYSTEMS, INC.
                             1901 GUADALUPE PARKWAY
                           SAN JOSE, CALIFORNIA 95131
                                 (408) 487-8000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

                LARRY W. SONSINI                                 GREGORY M. GALLO
                JOHN T. SHERIDAN                                DENNIS C. SULLIVAN
              ALISANDE M. ROZYNKO                                JEFFREY D. BALL
        WILSON SONSINI GOODRICH & ROSATI                 GRAY CARY WARE & FREIDENRICH LLP
            PROFESSIONAL CORPORATION                           400 HAMILTON AVENUE
               650 PAGE MILL ROAD                        PALO ALTO, CALIFORNIA 94301-1825
        PALO ALTO, CALIFORNIA 94304-1050                          (650) 328-6561
                 (650) 493-9300

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.
                            ------------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth all expenses to be paid by the Registrant, other than underwriting discounts and commissions, in connection with this offering. All amounts shown are estimates except for the registration fee and the NASD filing fee.

                                                              AMOUNT TO
                                                               BE PAID
                                                              ---------
SEC registration fee........................................  $ 11,510
NASD filing fee.............................................     4,640
Nasdaq National Market listing fee..........................     5,000
Blue sky qualification fees and expenses....................
Printing and engraving expenses.............................
Legal fees and expenses.....................................
Accounting fees and expenses................................
Director and officer liability insurance....................
Transfer agent and registrar fees...........................
Miscellaneous expenses......................................
                                                              --------
                                                              $
                                                              ========

-------------------------
* To be supplied by amendment.

ITEM 14.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to officers, directors and other corporate agents under certain circumstances and subject to certain limitations. The Registrant's Certificate of Incorporation and Bylaws provide that the Registrant shall indemnify its directors, officers, employees and agents to the full extent permitted by the Delaware General Corporation Law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. In addition, the Registrant intends to enter into separate indemnification agreements with its directors, officers and certain employees which would require the Registrant, among other things, to indemnify them against certain liabilities which may arise by reason of their status as directors, officers or certain other employees. The Registrant also intends to maintain director and officer liability insurance, if available on reasonable terms.

     These indemnification provisions and the indemnification agreement to be entered into between the Registrant and its officers and directors may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

     The Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement provides for indemnification by the underwriters of the Registrant and its officers and directors for certain liabilities arising under the Securities Act, or otherwise.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     Since inception, we have issued and sold and issued the following unregistered securities:

          1. On August 25, 1995, we sold 523,250 shares of our common stock to Kumar Malavalli, Paul R. Bonderson, Jr. and Seth D. Neiman, the founders of the Company, for an aggregate purchase price of $52,325.

          2. From inception through March 10, 1999, we granted stock options to purchase an aggregate of 7,656,468 shares of our common stock at exercise prices ranging from $.025 to $5.00 per share to employees, consultants, directors and other service providers pursuant to our 1995 Equity Incentive Plan, our 1998 Equity Incentive Plan and our 1998 Executive Equity Incentive Plan.

          3. From inception through March 10, 1999, we issued and sold an aggregate of 4,887,825 shares of our common stock to employees, consultants, directors and other service providers for aggregate consideration of approximately $5,384,992 pursuant to exercise of options granted under our 1995 Equity Incentive Plan, our 1998 Equity Incentive Plan and our 1998 Executive Equity Incentive Plan.

          4. On August 28, 1995, we sold 1,425,000 shares of Series A Preferred Stock for $1.00 per share to a group of private investors for an aggregate purchase price of $1,425,000.

          5. On December 26, 1995, we issued two warrants to an equipment lease financing company to purchase 15,753 and 35,444 shares of our Series A Preferred Stock at exercise prices of $4.50 and $1.00 per share, respectively.

          6. On June 5, 1996, we sold 386,764 shares of our common stock, for $.05 per share to Bruce L. Bergman, the former President and Chief Executive Officer of Brocade, for an aggregate purchase price of $19,338.20.

          7. On June 17, 1996, we sold 816,250 shares of our Series B Preferred Stock for $4.00 per share to a group of private investors for an aggregate purchase price of $3,265,000.

          8. On July 16, 1996, we issued 32,813 shares of Common Stock at $.05 per share to a then-current officer of Brocade as partial commission in connection with the Series B Preferred Stock financing.

          9. On September 11, 1996, we issued a warrant to an equipment lease financing company to purchase 17,500 shares of our Series B Preferred Stock at an exercise price of $4.00 per share.

          10. On August 26, 1996, in connection with the lease of office space, we issued a warrant to a real property lessor to purchase 3,000 shares of our Series C Preferred Stock at an exercise price of $3.00 per share.

          11. On December 6, 1996, we sold 3,333,333 shares of our Series C Preferred Stock at $3.00 per share to a group of private investors for an aggregate purchase price of $9,999,999.

          12. On May 6, 1997, in connection with a sublease agreement, we issued a warrant to a sublessor of real property to purchase 20,000 shares of our Series C Preferred Stock at an exercise price of $3.00 per share.

          13. On June 13, 1997, in connection with a combined line of credit and equipment lease, we issued a warrant to a bank to purchase 25,000 shares of our Series C Preferred Stock at an exercise price of $3.00 per share.

          14. On September 29, 1997, November 17, 1997 and December 3, 1997, we sold 3,660,900 shares of our Series D Preferred Stock for $5.78 per share to a group of private investors for an aggregate purchase price of $21,160,002. In addition, in connection with the Series D financing, we issued warrants to purchase an aggregate of 296,881 shares of our Series D Preferred Stock at an exercise price of $6.78 per share.

          15. On July 13, 1998, we issued 18,000 shares of Common Stock at $2.25 per share as partial compensation for the recruitment of the Company's new president.

     For additional information concerning these equity investment transactions, reference is made to the information contained under the caption "Certain Transactions" in the form of prospectus included herein.

     The sales of the above securities were deemed to be exempt from registration in reliance on Rule 701 promulgated under Section 3(b) under the Securities Act as transactions pursuant to a compensatory benefit plan or a written contract relating to compensation, or in reliance on Section 4(2) of the Securities Act or Regulation D promulgated thereunder as transactions by an issuer not involving any public offering. The recipients of securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and other instruments issued in such transactions. All recipients either received adequate information about Brocade or had access, through employment or other relationships, to such information.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) EXHIBITS.


EXHIBIT
NUMBER                     DESCRIPTION OF DOCUMENT
-------                    -----------------------
 1.1*    Form of Underwriting Agreement.
 3.1**   Amended and Restated Articles of Incorporation of the
         Registrant.
 3.2**   Form of Amended and Restated Certificate of Incorporation to
         be effective on the closing of the offering made pursuant to this Registration Statement.
 3.3**   Bylaws of the Registrant.
 3.4**   Bylaws of the Registrant to be effective upon the closing of the offering made pursuant to this Registration Statement.
 4.1*    Form of Registrant's Common Stock certificate.
 4.2**   Warrant to purchase shares of Series A Preferred Stock of
         the Registrant issued to Venture Lending & Leasing, Inc.
 4.3**   First Amended and Restated Warrant to purchase shares of
         Series A Preferred Stock of the Registrant issued to Venture
         Lending & Leasing, Inc.
 4.4**   Warrant to purchase shares of Series B Preferred Stock of
         the Registrant issued to Venture Lending & Leasing, Inc.
 4.5**   Warrant to purchase shares of Series C Preferred Stock of
         the Registrant issued to Mason Calle De Luna L.P.
 4.6**   Warrant to purchase shares of Series C Preferred Stock of
         the Registrant issued to Symmetricom, Inc.
 4.7     Warrant to purchase shares of Series C Preferred Stock of
         the Registrant issued to Imperial Bank.
 4.8**   Seventh Amended and Restated Investors' Rights Agreement
         dated December 3, 1997.
 5.1*    Opinion of Wilson Sonsini Goodrich & Rosati, Professional
         Corporation.

EXHIBIT
NUMBER                     DESCRIPTION OF DOCUMENT
-------                    -----------------------
10.1**   Form of Indemnification Agreement to be entered into by the
         Registrant with each of its directors and executive
         officers.
10.2**   1995 Equity Incentive Plan and forms of agreements
         thereunder.
10.3**   1998 Equity Incentive Plan and forms of agreements
         thereunder.
10.4**   1998 Executive Equity Incentive Plan and forms of agreements thereunder.
10.5**   1999 Employee Stock Purchase Plan.
10.6     1999 Director Option Plan and form of agreement thereunder.
10.7     1999 Stock Plan and forms of agreements thereunder.
10.8**   Sublease between Symmetricom, Inc. and the Registrant dated
         May 6, 1997.
10.9**   Security and Loan Agreement between the Registrant and
         Imperial Bank dated June 19, 1997.
10.10**  Amendment to Loan Documents between the Registrant and
         Imperial Bank dated January 30, 1998.
10.11**  Second Amendment to Loan Documents between the Registrant and Imperial Bank dated August 17, 1998.
10.12**  Third Amendment to Loan Documents between the Registrant and
         Imperial Bank dated December 15, 1998.
10.13**  Master Equipment Lease Agreement between Venture Lending &
         Leasing, Inc. and the Registrant dated September 5, 1996.
10.14+   Master Purchase Agreement between Dell Products L.P. and the
         Registrant dated November 1, 1998.
10.15+   Purchase Agreement between Sequent Computer Systems, Inc.
         and the Registrant.
10.16+   Supplement No. 1 to Purchase Agreement between Sequent
         Computer Systems, Inc. and the Registrant dated September
         26, 1997.
10.17*   OEM Agreement between Storage Technology Corporation and the
         Registrant dated March 1, 1998.
10.19    Confidential Agreement and General Release of Claims between
         Bruce J. Bergman, The Bergman Family Trust and the
         Registrant dated September 23, 1998.
16.1**   Letter of PricewaterhouseCoopers LLP, Independent
         Accountants.
23.1**   Consent of Arthur Andersen LLP, Independent Public
         Accountants
23.2*    Consent of Counsel (included in Exhibit 5.1.).
24.1**   Power of Attorney (see page II-6 of the Registration
         Statement).
27.1**   Financial Data Schedule.


-------------------------
 * To be filed by amendment.


** Previously filed.



 + Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Securities and Exchange Commission.



(b) FINANCIAL STATEMENT SCHEDULES.

     Schedule II -- Valuation and Qualifying Accounts.......  S-2**


     Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the consolidated financial statements or notes thereto.

ITEM 17.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, County of Santa Clara, State of California, on the 15th day of April 1999.


                                          BROCADE COMMUNICATIONS SYSTEMS, INC.

                                          By:     /s/ GREGORY L. REYES
                                            ------------------------------------
                                                      Gregory L. Reyes
                                               President and Chief Executive
                                                           Officer
                                               (Principal Executive Officer)


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



                  SIGNATURE                                    TITLE                       DATE
                  ---------                                    -----                       ----
                      *                        Chairman of the Board                  April 15, 1999
 ------------------------------------------
               Seth D. Neiman

            /s/ GREGORY L. REYES               President and Chief Executive Officer  April 15, 1999
 ------------------------------------------    (Principal Executive Officer)
              Gregory L. Reyes

               /s/ B. CARL LEE                 Vice President, Finance and Chief      April 15, 1999
 ------------------------------------------    Financial Officer (Principal
                 B. Carl Lee                   Financial and Accounting Officer)
                                               Director
 ------------------------------------------
                Neal Dempsey

                      *                        Director                               April 15, 1999
 ------------------------------------------
                 Mark Leslie

                      *                        Director                               April 15, 1999
 ------------------------------------------
              Larry W. Sonsini

          *By: /s/ GREGORY L. REYES
    -------------------------------------
     Gregory L. Reyes, Attorney-in-fact

                               INDEX TO EXHIBITS


EXHIBIT
NUMBER                     DESCRIPTION OF DOCUMENT
-------                    -----------------------
 1.1*    Form of Underwriting Agreement.
 3.1**   Amended and Restated Articles of Incorporation of the
         Registrant.
 3.2**   Form of Amended and Restated Certificate of Incorporation to
         be effective on the closing of the offering made pursuant to this Registration Statement.
 3.3**   Bylaws of the Registrant.
 3.4**   Bylaws of the Registrant to be effective upon the closing of the offering made pursuant to this Registration Statement.
 4.1*    Form of Registrant's Common Stock certificate.
 4.2**   Warrant to purchase shares of Series A Preferred Stock of
         the Registrant issued to Venture Lending & Leasing, Inc.
 4.3**   First Amended and Restated Warrant to purchase shares of
         Series A Preferred Stock of the Registrant issued to Venture
         Lending & Leasing, Inc.
 4.4**   Warrant to purchase shares of Series B Preferred Stock of
         the Registrant issued to Venture Lending & Leasing, Inc.
 4.5**   Warrant to purchase shares of Series C Preferred Stock of
         the Registrant issued to Mason Calle De Luna L.P.
 4.6**   Warrant to purchase shares of Series C Preferred Stock of
         the Registrant issued to Symmetricom, Inc.
 4.7     Warrant to purchase shares of Series C Preferred Stock of
         the Registrant issued to Imperial Bank.
 4.8**   Seventh Amended and Restated Investors' Rights Agreement
         dated December 3, 1997.
 5.1*    Opinion of Wilson Sonsini Goodrich & Rosati, Professional
         Corporation.
10.1**   Form of Indemnification Agreement to be entered into by the
         Registrant with each of its directors and executive
         officers.
10.2**   1995 Equity Incentive Plan and forms of agreements
         thereunder.
10.3**   1998 Equity Incentive Plan and forms of agreements
         thereunder.
10.4**   1998 Executive Equity Incentive Plan and forms of agreements thereunder.
10.5**   1999 Employee Stock Purchase Plan.
10.6     1999 Director Option Plan and form of agreement thereunder.
10.7     1999 Stock Plan and forms of agreements thereunder.
10.8**   Sublease between Symmetricom, Inc. and the Registrant dated
         May 6, 1997.
10.9**   Security and Loan Agreement between the Registrant and
         Imperial Bank dated June 19, 1997.
10.10**  Amendment to Loan Documents between the Registrant and
         Imperial Bank dated January 30, 1998.
10.11**  Second Amendment to Loan Documents between the Registrant and Imperial Bank dated August 17, 1998.
10.12**  Third Amendment to Loan Documents between the Registrant and
         Imperial Bank dated December 15, 1998.
10.13**  Master Equipment Lease Agreement between Venture Lending &
         Leasing, Inc. and the Registrant dated September 5, 1996.
10.14+   Master Purchase Agreement between Dell Products L.P. and the
         Registrant dated November 1, 1998.
10.15+   Purchase Agreement between Sequent Computer Systems, Inc.
         and the Registrant.
10.16+   Supplement No. 1 to Purchase Agreement between Sequent
         Computer Systems, Inc. and the Registrant dated September
         26, 1997.

EXHIBIT
NUMBER                     DESCRIPTION OF DOCUMENT
-------                    -----------------------
10.17*   OEM Agreement between Storage Technology Corporation and the
         Registrant dated March 1, 1998.
10.19    Confidential Agreement and General Release of Claims between
         Bruce J. Bergman, The Bergman Family Trust and the
         Registrant dated September 23, 1998.
16.1**   Letter of PricewaterhouseCoopers LLP, Independent
         Accountants.
23.1**   Consent of Arthur Andersen LLP, Independent Public
         Accountants.
23.2*    Consent of Counsel (included in Exhibit 5.1.).
24.1**   Power of Attorney (see page II-6 of the Registration
         Statement).
27.1**   Financial Data Schedule.


-------------------------
 * To be filed by amendment.

** Previously filed.


 + Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Securities and Exchange Commission.